Exhibit 99.2

CSX
How tomorrow moves

CSX QUARTERLY FINANCIAL REPORT
THIRD QUARTER 2013

CSX Corporation Announces Third Quarter Earnings

Highlights:

•	Third-quarter earnings per share of $0.46

•	Merchandise and intermodal volume growth above the general economy

•	Continued strong results in safety, service, efficiency

JACKSONVILLE, Fla. - October 15, 2013 - CSX Corporation (NYSE: CSX) today announced third-quarter net earnings of $463 million, or $0.46 per share, up from $455 million, or $0.44 per share, in the same period last year. This performance was supported by strong operating results and higher revenues that included benefits from customer contract settlements.

“CSX posted historically high financial results as it continued to effectively manage ongoing challenges in the coal market and leverage growth opportunities in merchandise and intermodal,” said Michael J. Ward, chairman, president and chief executive officer. “The third quarter performance is an ongoing reflection of the company’s ability to capitalize on the modest improvement in the economy with a relentless focus on customer service and asset efficiency.”

Revenues of $3 billion resulted from higher volume and pricing gains in merchandise and intermodal which offset continued declines in coal revenue. The higher revenues, along with efficiency gains, helped deliver third quarter operating income of $854 million and an operating ratio of 71.5 percent.

CSX now expects full-year 2013 earnings per share to be slightly up from 2012 levels. In addition, the company remains on target to achieve its goal of sustaining a high-60s operating ratio by 2015, while remaining focused on attaining a mid-60s operating ratio longer-term.

CSX executives will conduct a quarterly earnings conference call with the investment community on October 16, 2013, at 8:30 a.m. Eastern time. Investors, media and the public may listen to the conference call by dialing 1-888-EARN-CSX (888-327-6279) and asking for the CSX earnings call. Callers outside the U.S., dial 1-773-756-0199. Participants should dial in 10 minutes prior to the call. In conjunction with the call, a live webcast will be accessible and presentation materials will be posted on the company's website at http://investors.csx.com. Following the earnings call, an internet replay of the presentation will be archived on the company website.

This earnings announcement, as well as additional detailed financial information, is contained in the CSX Quarterly Financial Report available on the company’s website at http://investors.csx.com and on Form 8-K with the Securities and Exchange Commission.

CSX, based in Jacksonville, Florida, is a premier transportation company. It provides rail, intermodal and rail-to-truck transload services and solutions to customers across a broad array of markets, including energy, industrial, construction, agricultural, and consumer products. For more than 185 years, CSX has played a critical role in the nation’s economic expansion and industrial development. Its network connects every major metropolitan area in the eastern United States, where nearly two-thirds of the nation’s population resides. It also links more than 240 short-line railroads and more than 70 ocean, river and lake ports with major population centers and small farming towns alike. More information about CSX Corporation and its subsidiaries is available at www.csx.com. Like us on Facebook (http://www.facebook.com/OfficialCSX) and follow us on Twitter (http://twitter.com/CSX).

Table of Contents	The accompanying unaudited	CSX CORPORATION	CONTACTS:
	financial information should be	500 Water Street, C900
Consolidated Financial Statements........p. 3	read in conjunction with the	Jacksonville, FL 32202	INVESTOR RELATIONS
Operating Statistics...............................p. 10	Company’s most recent	www.csx.com	David Baggs
Network Map.........................................p. 11	Annual Report on Form 10-K,		(904) 359-4812
	Quarterly Reports on Form		MEDIA
	10-Q, and any Current		Melanie Cost
	Reports on Form 8-K.		(877) 835-5279

Forward-looking Statements

This information and other statements by the company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, margins, volumes, rates, cost-savings, expenses, taxes, liquidity, capital expenditures, dividends, share repurchases or other financial items, statements of management's plans, strategies and objectives for future operations, and management's expectations as to future performance and operations and the time by which objectives will be achieved, statements concerning proposed new services, and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “will,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company updates any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by any forward- looking statements include, among others; (i) the company's success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic, political or business conditions, including those affecting the transportation industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; (v) the outcome of claims and litigation involving or affecting the company; (vi) natural events such as severe weather conditions or pandemic health crises; and (vii) the inherent uncertainty associated with projecting economic and business conditions.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company's SEC reports, accessible on the SEC's website at www.sec.gov and the company's website at www.csx.com.

CSX Corporation

CONSOLIDATED INCOME STATEMENTS (Unaudited)
(Dollars in millions, except per share amounts)

	Quarters Ended				Nine Months Ended
	Sep. 27, 2013	Sep. 28, 2012	$ Change	% Change	Sep. 27, 2013	Sep. 28, 2012	$ Change	% Change

Revenue	$2,999	$2,894	$105	4%	$9,026	$8,872	$154	2%
Expense
Labor and Fringe	791	754	(37)	(5)	2,335	2,268	(67)	(3)
Materials, Supplies and Other	576	525	(51)	(10)	1,643	1,617	(26)	(2)
Fuel	407	397	(10)	(3)	1,248	1,251	3	—
Depreciation	277	268	(9)	(3)	823	788	(35)	(4)
Equipment and Other Rents	94	96	2	2	285	295	10	3
Total Expense	2,145	2,040	(105)	(5)	6,334	6,219	(115)	(2)

Operating Income	854	854	—	—	2,692	2,653	39	1

Interest Expense	(136)	(138)	2	1	(423)	(421)	(2)	—
Other Income - Net	5	5	—	—	11	14	(3)	(21)
Earnings Before Income Taxes	723	721	2	—	2,280	2,246	34	2

Income Tax Expense (a)	(260)	(266)	6	2	(823)	(830)	7	1
Net Earnings	$463	$455	$8	2%	$1,457	$1,416	$41	3%

Operating Ratio	71.5%	70.5%			70.2%	70.1%

Per Common Share
Net Earnings Per Share, Assuming Dilution	$0.46	$0.44	$0.02	5%	$1.43	$1.36	$0.07	5%

Average Shares Outstanding, Assuming Dilution (millions)	1,018	1,040			1,021	1,044

Cash Dividends Paid Per Common Share	$0.15	$0.14			$0.44	$0.40

CSX Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)

	(Unaudited)
	Sep. 27, 2013	Dec. 28, 2012
ASSETS

Cash and Cash Equivalents	$591	$784
Short-term Investments	128	587
Other Current Assets	1,481	1,430
Properties - Net	26,946	26,050
Investment in Affiliates and Other Companies	1,241	1,206
Other Long-term Assets	556	514
Total Assets	$30,943	$30,571

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Maturities of Long-term Debt	$264	$780
Other Current Liabilities	1,987	1,847
Long-term Debt	8,787	9,052
Deferred Income Taxes	8,387	8,096
Other Long-term Liabilities	1,650	1,794
Total Liabilities	21,075	21,569

Total Shareholders' Equity	9,868	9,002
Total Liabilities and Shareholders' Equity	$30,943	$30,571

CSX Corporation

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS (Unaudited)
(Dollars in millions)

	Nine Months Ended
	Sep. 27, 2013	Sep. 28, 2012
OPERATING ACTIVITIES
Net Earnings	$1,457	$1,416
Depreciation	823	788
Deferred Income Taxes	229	456
Contributions to Qualified Pension Plans	—	(275)
Other Operating Activities - Net	(10)	(81)
Net Cash Provided by Operating Activities	2,499	2,304

INVESTING ACTIVITIES
Property Additions	(1,687)	(1,830)
Purchase of Short-term Investments	(809)	(78)
Proceeds from Sales of Short-term Investments	1,307	573
Other Investing Activities	(54)	10
Net Cash Used in Investing Activities	(1,243)	(1,325)

FINANCING ACTIVITIES
Long-term Debt Issued	—	300
Long-term Debt Repaid	(779)	(481)
Dividends Paid	(448)	(415)
Shares Repurchased (b)	(224)	(500)
Other Financing Activities - Net	2	27
Net Cash Used in Financing Activities	(1,449)	(1,069)

Net Decrease in Cash and Cash Equivalents	(193)	(90)

CASH AND CASH EQUIVALENTS
Cash and Cash Equivalents at Beginning of Period	784	783
Cash and Cash Equivalents at End of Period	$591	$693

Certain prior year data has been reclassified to conform to the current presentation.

CSX Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Income Statement

a)
Income Tax Expense: During third quarter 2013, the Company recorded an income tax benefit of $11 million, or $0.01 per share, primarily as a result of changes in state legislation. During the prior year's third quarter, the Company recorded an income tax benefit of $8 million, or $0.01 per share, primarily due to a property disposition that occurred in the period.

Cash Flow Statement

b)	Share repurchases: There were 9 million shares repurchased for $224 million and 23 million shares repurchased for $500 million during the nine months of 2013 and 2012, respectively.

CSX Corporation

VOLUME AND REVENUE (Unaudited)
Volume (Thousands of units); Revenue (Dollars in millions); Revenue Per Unit (Dollars)

Quarters Ended September 27, 2013 and September 28, 2012

	Volume			Revenue			Revenue Per Unit
	2013	2012	% Change	2013	2012	% Change	2013	2012	% Change
Agricultural
Agricultural Products	87	88	(1)%	$223	$220	1%	$2,563	$2,500	3%
Phosphates and Fertilizers	80	80	—	124	123	1	1,550	1,538	1
Food and Consumer	23	25	(8)	64	67	(4)	2,783	2,680	4
Industrial
Chemicals	132	118	12	469	424	11	3,553	3,593	(1)
Automotive	101	100	1	286	270	6	2,832	2,700	5
Metals	67	64	5	164	155	6	2,448	2,422	1
Housing and Construction
Forest Products	77	73	5	199	182	9	2,584	2,493	4
Minerals(a)	76	74	3	114	104	10	1,500	1,405	7
Waste and Equipment(a)	44	33	33	76	64	19	1,727	1,939	(11)
Total Merchandise	687	655	5	1,719	1,609	7	2,502	2,456	2

Coal	299	323	(7)	720	791	(9)	2,408	2,449	(2)

Intermodal	657	622	6	431	399	8	656	641	2

Other	—	—	—	129	95	36	—	—	—

Total	1,643	1,600	3%	$2,999	$2,894	4%	$1,825	$1,809	1%

Nine Months Ended September 27, 2013 and September 28, 2012

	Volume			Revenue			Revenue Per Unit
	2013	2012	% Change	2013	2012	% Change	2013	2012	% Change
Agricultural
Agricultural Products	277	297	(7)%	$712	$756	(6)%	$2,570	$2,545	1%
Phosphates and Fertilizers	250	239	5	403	379	6	1,612	1,586	2
Food and Consumer	72	75	(4)	201	202	—	2,792	2,693	4
Industrial
Chemicals	395	355	11	1,413	1,269	11	3,577	3,575	—
Automotive	319	316	1	897	853	5	2,812	2,699	4
Metals	199	203	(2)	488	489	—	2,452	2,409	2
Housing and Construction
Forest Products	224	217	3	583	547	7	2,603	2,521	3
Minerals(a)	208	201	3	325	305	7	1,563	1,517	3
Waste and Equipment(a)	111	103	8	196	195	1	1,766	1,893	(7)
Total Merchandise	2,055	2,006	2	5,218	4,995	4	2,539	2,490	2

Coal	906	985	(8)	2,216	2,443	(9)	2,446	2,480	(1)

Intermodal	1,916	1,851	4	1,260	1,196	5	658	646	2

Other	—	—	—	332	238	39	—	—	—

Total	4,877	4,842	1%	$9,026	$8,872	2%	$1,851	$1,832	1%

(a) Prior periods have been reclassified to conform to current presentation.

CSX Corporation

Volume and Revenue
Volume increased 3% year-over-year as growth in merchandise and intermodal more than offset lower coal volume. Total revenue increased by 4% year-over-year driven by this volume growth and higher revenue per unit resulting from pricing gains across most markets.
Merchandise
Agricultural Sector
Agricultural Products - Volume was slightly down as growth in wheat shipments was offset by lower shipments of export feed grain and ethanol. Wheat volume increased primarily due to a customer expansion. Export feed grain shipments were negatively impacted by low domestic inventories caused by last year's drought in the Midwest. Ethanol shipments declined year-over-year due to competitive losses.
Phosphates and Fertilizers - Volume was flat as growth in phosphate rock shipments were offset by lower shipments of fertilizer.  The growth in phosphate rock was due to the reopening of a customer mine that led to more short haul shipments that were previously sourced from an origin not located on CSX's network.  This increase was offset by lower fertilizer shipments as producers were reluctant to build inventories as a result of declining prices.
Food and Consumer - Volume declined due to a reduction in shipments of alcoholic beverages and refrigerated products. The reduction in alcoholic beverages was primarily driven by consolidation within a customer's distribution network that resulted in lower shipments for CSX, while the decline in refrigerated products was driven by lower potato shipments as a result of more normalized production levels compared to the above-average yields in the prior year.
Industrial Sector
Chemicals - Volume growth was driven by an increase in energy-related shipments that included crude oil, liquefied petroleum gas (LPG) and frac sand. The rise in crude oil shipments was due to increased supply of low-cost crude from shale drilling activity, resulting in new shipments to east coast refineries.
Automotive - Volume slightly increased in finished vehicle shipments as North American light vehicle production grew year-over-year. This increase was partially offset by competitive losses in both automotive parts and finished vehicles.
Metals - Volume increased in scrap and aluminum shipments due to an increase in domestic steel production and modal conversions. This growth was partially offset by lower sheet steel shipments that were impacted by competitive losses and an unplanned mill outage.
Housing and Construction Sector
Forest Products - Volume growth was led by an increase in building products and pulp board shipments. Building products increased due to the continued recovery of the residential housing market. Pulp board shipments grew as a result of inventory replenishments that resulted from production outages earlier in the year.
Minerals - Volume growth was driven by an increase in salt and cement shipments. The increase in salt was driven by inventory replenishment from the more severe winter weather earlier this year that resulted in more application of salt to roads, and cement increased from the continued recovery in construction activity.
Waste and Equipment - Volume growth was led by waste shipments which was driven by an increase in construction debris due to the continued recovery in construction activity and environmental remediation projects.
Coal
Export declines were driven by decreased shipments of U.S. thermal and metallurgical coal, as a result of global oversupply and lower coal prices. Shipments of domestic coal declined due to decreased electrical generation and utility stockpiles above target levels.
Intermodal
Domestic volume increased as a result of growth with existing customers and continued success with highway-to-rail conversions. International volume grew as strength with existing customers and growth from new service offerings more than offset volume losses from a carrier port shift.
Other
Other revenue increased primarily due to $51 million of revenue recognized in the quarter compared to $13 million in the prior year from customers who did not meet minimum contractual volumes. This represents a $38 million increase year over year.

CSX Corporation

EXPENSE
Expenses in the third quarter 2013 increased $105 million from the prior year's third quarter. Significant variances are described below.
Labor and Fringe expense increased $37 million due to the following:

•	Incentive compensation costs were $36 million higher reflecting higher expected award payouts.

•	Inflation-related expenses increased $18 million.

•	Partially offsetting these increases, efficiencies (net of volume growth) reduced labor costs $17 million due to year-over-year improvement in crew starts and reduced headcount.
Materials, Supplies and Other expense increased $51 million due to the following:

•	In the prior year, the Company recognized $30 million of a deferred gain from the sale of an operating rail corridor.

•	Inflation increased $10 million.

•	Various other costs increased $11 million during the quarter.
Fuel expense increased $10 million as improved efficiency and price was more than offset by volume-related costs and an adjustment to an interline fuel receivable, which was the primary driver of the $16 million unfavorable variance in other. (See Fuel Statistics table below)
Depreciation expense increased $9 million due to larger asset base.

FUEL STATISTICS

	Quarters Ended			Nine Months Ended
(Dollars and Gallons In Millions, Except Price per Gallon)	Sep. 27, 2013	Sep. 28, 2012	Change	Sep. 27, 2013	Sep. 28, 2012	Change
Estimated Locomotive Fuel Consumption (Gallons)	115.2	116.1	0.9	359.3	366.1	6.8
Price per Gallon(a) (Dollars)	$3.17	$3.20	$0.03	$3.20	$3.19	$(0.01)
Total Locomotive Fuel Expense(a)	$365	$371	$6	$1,149	$1,168	$19
Other(a)	42	26	(16)	99	83	(16)
Total Fuel Expense	$407	$397	$(10)	$1,248	$1,251	$3

(a) Prior periods have been reclassified to conform to current presentation.

EMPLOYEE COUNTS (Estimated)

	2013	2012	Change
July	31,288	32,420	(1,132)
August	31,272	32,221	(949)
September	31,217	31,970	(753)

Average	31,259	32,204	(945)

CSX Corporation

OPERATING STATISTICS (Estimated)

	Quarters Ended			Nine Months Ended
	Sep. 27, 2013	Sep. 28, 2012	Improvement (Decline) %	Sep. 27, 2013	Sep. 28, 2012	Improvement (Decline) %
Coal (Millions of Tons)
Domestic
Utility	17.3	18.7	(7)%	50.5	53.1	(5)%
Coke, Iron Ore and Other	6.3	6.6	(5)	17.4	19.0	(8)
Total Domestic	23.6	25.3	(7)	67.9	72.1	(6)
Export
Metallurgical	5.8	6.4	(9)	19.2	18.6	3
Thermal	4.2	4.6	(9)	14.6	19.6	(26)
Total Export	10.0	11.0	(9)	33.8	38.2	(12)

Total Coal	33.6	36.3	(7)%	101.7	110.3	(8)%

Revenue Ton-Miles (Billions)
Merchandise	33.5	31.7	6%	101.0	98.8	2%
Coal	16.4	16.9	(3)	49.5	51.2	(3)
Intermodal	6.4	6.0	7	18.6	17.9	4
Total	56.3	54.6	3%	169.1	167.9	1%

Gross Ton-Miles (Billions)
Total Gross Ton-Miles	103.5	100.3	3%	311.2	308.3	1%
(Excludes locomotive gross ton-miles)

Safety and Service Measurements
FRA Personal Injury Frequency Index	0.78	0.76	(3)%	0.83	0.74	(12)%
(Number of FRA-reportable injuries per 200,000 man-hours)
FRA Train Accident Rate	1.70	2.20	23%	1.79	2.13	16%
(Number of FRA-reportable train accidents per million train miles)

On-Time Train Originations	90%	90%	—%	91%	89%	2%
On-Time Destination Arrivals	83%	80%	4%	83%	78%	6%

Train Velocity (Miles per hour)	23.3	22.6	3%	23.3	22.5	4%
Dwell (Hours)	21.8	23.2	6%	22.0	23.5	6%

Cars-On-Line	182,002	188,907	4%	182,380	191,104	5%

Resources			Increase(Decrease) %
Route Miles	20,859	20,830	—%
Locomotives (Owned and long-term leased)	4,242	4,178	2%
Freight Cars (Owned and long-term leased)	68,495	70,368	(3)%

CSX Rail Network

Syracuse
Selkirk
Buffalo
Detroit
Chicago
Stanley
Walbridge
Cleveland
Willard
Greenwich
Cumberland
Columbus
Curtis Bay
Locust Point
Avon
Cincinnati
Russell
Richmond
Evansville
Louisville
Erwin
Rocky Mount
Nashville
Hamlet
Florence
Atlanta
Birmingham
Charleston
Montgomery
E. Savannah
Waycross
Major Terminals
I-90 Corridor
I-95 Corridor
Southeastern Corridor
Coal Network
CSX Rail Network
Mobile
Jacksonville
New Orleans
Tampa